Exhibit 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC USA 20549

Re: Shiner International, Inc. (f/k/a Cartan Holdings, Inc.)

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K/A dated July 23, 2007, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

January 30, 2008